Exhibit 99.2

<epam>

Q3 2023

EPAM Reports Results

Q3 REVENUES

$1.152B

-6.1% ↓ YoY *(reported)*

-8.0% ↓ YoY *(constant currency)*

OUTLOOK Q4 2023

Revenues in the range of

$1.130B-$1.140B

-8% ↓ YoY *(midpoint of the range)*

OUTLOOK FY 2023

Revenues in the range of

$4.663B-$4.673B

-3% ↓ YoY *(midpoint of the range)*

REVENUES BY INDUSTRY VERTICAL

Industry	Revenue	YoY
Travel & Consumer	$263M	**-6.2%** ↓
Financial Services	$247M	**-3.3%** ↓
Business Information & Media	$184M	**-12.0%** ↓
Software & Hi-Tech	$174M	**-15.1%** ↓
Life Sciences & Healthcare	$124M	**-4.2%** ↓
Emerging	$160M	**8.5%** ↑

REVENUES BY GEOGRAPHY

Geography	Revenue	YoY
Americas	$677M	**-9.3%** ↓
EMEA	$446M	**1.8%** ↑
APAC	$25M	**-20.2%** ↓
CEE*	$4M	**-66.4%** ↓

DILUTED EARNINGS PER SHARE

$1.65 GAAP EPS — **-37.3%** ↓ YoY

$2.73 NON-GAAP EPS — **-11.9%** ↓ YoY

EMPLOYEES & LOCATIONS

54,600+ Total EPAMers

48,500+ Designers, Engineers & Consultants

50+ Countries & Regions

* Growth rate impacted by the Company's decision to exit its Russian Operations.
Refer to EPAM's 3rd Quarter Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.